Execution Version
AMENDMENT NO. 1 TO GUARANTEE AGREEMENT
AMENDMENT NO. 1 TO GUARANTEE AGREEMENT, dated as of July 17, 2024 (this “Amendment”), between BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation having its principal place of business at 345 Park Avenue, New York, New York 10154 (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee (as defined below).
RECITALS

WHEREAS, Parlex 5 Finco, LLC, a Delaware limited liability company (“Seller”), and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of April 4, 2014 (as amended by that certain Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract, dated as of October 23, 2014, as further amended by that certain Amendment No. 2 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2015, as further amended by that certain Amendment No. 3 to Amended and Restated Master Repurchase and Securities Contract, dated as of April 14, 2015, as further amended by that certain Amendment No. 4 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 11, 2016, as further amended by that certain Amendment No. 5 to Amended and Restated Master Repurchase and Securities Contract, dated as of June 30, 2016, as further amended by that certain Amendment No. 6 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2017, as further amended by that certain Amendment No. 7 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 31, 2017, as further amended by that certain Amendment No. 8 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2018, as further amended by that certain Amendment No. 9 to Amended and Restated Master Repurchase and Securities Contract, dated as of December 21, 2018, as further amended by that certain Amendment No. 10 to Amended and Restated Master Repurchase and Securities Contract, dated as of November 13, 2019, as further amended by that certain Amendment No. 11 to Amended and Restated Master Repurchase and Securities Contract, dated as of December 23, 2019, as further amended by that certain Amendment No. 12 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2020, as further amended by that certain Amendment No. 13 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 12, 2021, as further amended by that certain Amendment No. 14 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 11, 2022, as further amended by that certain Amendment No. 15 to Amended and Restated Master Repurchase and Securities Contract, dated as of June 29, 2022, as further amended by that certain Amendment No. 16 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2023, and as amended by that certain Amendment No. 17 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2024 and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guarantee Agreement in favor of Buyer, dated as of March 13, 2014 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee”);
WHEREAS, Guarantor has requested, and Buyer has agreed, subject to the terms and conditions hereof, to amend the Guarantee as set forth in this Amendment.
Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree as follows:
1.Amendments to Guarantee.
(a)The following definitions in Section 1 of the Guarantee are hereby amended and restated in their entirety as follows:
“Tangible Net Worth” shall mean, with respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person pursuant to GAAP, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus (d) from and after July 1, 2024, the aggregate credit loss allowance related to “current expected credit loss” model prescribed by ASC 326 and the aggregate amount of accumulated depreciation and amortization, all on or as of such date.
“Total Assets” shall mean, with respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and the proportionate share of such Person of all assets owned by Affiliates of such Person as consolidated in accordance with GAAP, less (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and expenses, and (d) the amount of nonrecourse Indebtedness owing pursuant to securitization transactions such as a REMIC securitization, a collateralized loan obligation transactions or other similar securitizations, plus (e) from and after July 1, 2024, the aggregate credit loss allowance related to “current expected credit loss” model prescribed by ASC 326 and the aggregate amount of accumulated depreciation and amortization, all on or as of such date.
(b)Section 9(a) is hereby amended and restated in its entirety as follows:
“Minimum Fixed Charge Coverage Ratio. The ratio of (i) Guarantor’s EBITDA during the previous four (4) fiscal quarters to (ii) Guarantor’s Fixed Charges during the same such previous four (4) fiscal quarters shall not be less than 1.40 to 1.00 as determined as soon as practicable after the end of each fiscal quarter, but in no event later than forty-five (45) days after the last day of the applicable fiscal quarter; provided, however, with respect to the fiscal quarter ending September 30, 2024 and each fiscal quarter thereafter through and including the fiscal quarter ending June 30, 2025, the foregoing ratio shall be 1.25 to 1.00, and for each fiscal quarter thereafter shall be 1.30 to 1.00.”
2.Conditions Precedent. This Amendment and its provisions shall become effective on the first date upon which this amendment has been executed and delivered by a duly authorized officer of each of Guarantor and Buyer (such date, the “Amendment Effective Date”); provided that the amendments to Sections 1 and 9 of the Guarantee contained herein shall not become effective until the same modifications as those set forth herein are made to the definitions of Tangible Net Worth and Total Assets and the financial covenant with respect to the minimum EBITDA-to-Fixed Charges ratio (or corresponding definitions and covenant in such warehouse facility) under each other warehouse facility which finance commercial real estate mortgage loans and interests therein, under which Guarantor, as a borrower or guarantor, is required to comply with financial covenants with respect to minimum Tangible Net Worth, minimum EBITDA-to-Fixed Charges ratio and maximum Indebtedness-to-Total Assets ratio. Guarantor shall promptly notify Buyer (including via email) upon the amendments to Sections 1 and 9 of the Guarantee contained herein becoming effective.
3.Representations, Warranties and Covenants. Guarantor hereby represents and warrants to Buyer, as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions and its undertakings and obligations set forth in the Guarantee and each other Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in the Guarantee (except for such representations and warranties which are made as of a particular date as expressly set forth in the Guarantee, in which case Guarantor confirms such representations and warranties only as of such date).
4.[Reserved].
5.Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Guarantee Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee, as amended hereby, and (z) each reference in the Guarantee to “this Guarantee”, “hereof”, “herein” or words of similar effect in referring to the Guarantee shall be deemed to be references to the Guarantee, as amended by this Amendment.
6.No Novation, Effect of Agreement. Guarantor and Buyer have entered into this Amendment solely to amend the terms of the Guarantee and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement, the Fee Letter, the Pledge and Security Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement and the Pledge and Security Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement and the Pledge and Security Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.
7.Waivers. (a) Guarantor acknowledges and agrees that as of the date hereof it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Guarantee or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Guarantor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Guarantee or the other Repurchase Documents, in each case occurring or existing on or prior to the date hereof, including, but not limited to, any action or failure to act under the Guarantee or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement, the Guarantee or the other Repurchase Documents.
8.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
9.Expenses. Guarantor agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.
10.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
GUARANTOR:
BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:    /s/ Ana Gonzalez-Iglesias
Name: Ana Gonzalez-Iglesias
Title: Authorized Signatory

[Signatures Continued on Next Page]
[Signature page to Amendment No. 1 to Guarantee Agreement (Wells Fargo)]

BUYER:
WELLS FARGO BANK, N.A., a national banking association

By:____/s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

[Signature page to Amendment No. 1 to Guarantee Agreement (Wells Fargo)]